Exhibit 4.1


                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of January __, 2006, by and among HQ Sustainable Maritime Industries, Inc. (formerly Process Equipment, Inc.), a Delaware corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to Ten Million Dollars ($10,000,000) (the "Purchase Price") of principal amount of promissory notes of the Company ("Note" or "Notes"), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company's common stock, $0.001 par value (the "Common Stock") at a per share conversion price set forth in the Note ("Conversion Price"); and share purchase warrants (the "Warrants"), in the form annexed hereto as Exhibit B, to purchase shares of Common Stock (the "Warrant Shares"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

         1. Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto. The aggregate amount of the Notes to be purchased by the Subscribers on the Closing Date shall, in the aggregate, be equal to the Closing Purchase Price. The "Closing Date" shall be the date that subscriber funds representing the net amount due the Company from the Closing Purchase Price of the Offering [as defined in Section 8(b)] is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein for all Closings shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement.

         2. Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers. One Class A Warrant and one Class B Warrant will be issued for each two Shares which would be issued on the Closing Date assuming the complete conversion of the Note issued on the Closing Date at the Conversion Price in effect on the Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.35. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class B Warrant shall be $0.40. The Class A Warrants shall be exercisable until three (3) years after the Closing Date of the Warrants. The Class B Warrants shall be exercisable until five (5) years after the Closing Date of the Warrants.

         3. Security Interest. The Subscribers will be granted a security interest in all the assets of the Company, including ownership of Subsidiaries, as defined in Section 5(a) of this Agreement, and in the assets of the Subsidiaries to be memorialized in a "Security Agreement", a form of which is annexed hereto as Exhibit D. Each Subsidiary will execute and deliver to the Subscribers a form of "Guaranty" annexed hereto as Exhibit E. The Company will execute such other agreements, documents and financing statements reasonably requested by Subscribers, which will be filed at the Company's expense with the jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of



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Subscriber to memorialize  and further protect the security  interest  described herein. The Subscribers will appoint a Collateral Agent to represent them collectively in connection with the security interest to be granted to the Subscribers. The appointment will be pursuant to a "Collateral Agent Agreement", a form of which is annexed hereto as Exhibit F.

         4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                  (a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such
Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2004 and all periodic reports filed with the Commission thereafter not later than five days before the Closing Date (hereinafter referred to as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                  (e) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                  (f) Purchase of Notes and Warrants. On the Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Notes and Warrants for any minimum amount of time.



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

                  (g) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

                  (h) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (i) Warrants Legend. The Warrants shall bear the following or similar legend:


         "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (j) Note Legend. The Note shall bear the following legend:

          "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."


                  (k) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.


                  (l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and



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


similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                  (m) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary [as defined in Section 5(a)] of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (n) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (o) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

                  (p) Survival. The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

         5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that except as set forth in the Reports and as otherwise qualified in the Transaction Documents:

                  (a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Closing Date are set forth on Schedule 5(a) hereto.

                  (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (c) Authority; Enforceability. This Agreement, the Note, the Warrants, the Escrow Agreement, Security Agreement, Guaranty, and Collateral Agent Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly



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

authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

                  (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 5(d). The Common stock of the Company on a fully diluted basis outstanding as of the last trading day preceding the Closing Date is set forth on Schedule 5(d).

                  (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market (as defined in Section 9(b) of this Agreement), nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                  (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                    (i)  violate,  conflict  with,  result  in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or


                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

                                    (iii)  result  in  the   activation  of  any
anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or


                                    (iv)  result  in  the   activation   of  any
piggy-back registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.



                  (g) The Securities. The Securities upon issuance:

                                    (i) are,  or will be,  free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement, will be free trading and unrestricted;

                                    (iii)  will not have been  issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company;



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

                                    (iv) will not subject the holders thereof to
personal liability by reason of being such holders provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

                                    (v) will have been issued in  reliance  upon
an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.


                  (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                  (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

                  (j) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided, however, that this provision shall not prevent the Company from engaging in investor relations/public relations activities consistent with past practices.

                  (k) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the Reports ("Latest Financial Date"), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made. The Company has not provided to the Subscribers any material non-public information.

                  (l) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                  (m) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                  (n) Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("Bulletin Board") which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder.

                  (o) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  (p) Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

                  (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since the Latest Financial Date and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5(q).

                  (r) No Undisclosed Events or Circumstances. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                  (s) Capitalization. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (t) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

                  (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                  (v) DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(v) hereto.

                  (w) Investment Company. Neither the Company nor any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (x) Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (e), (f), (h), (k), (m),
(q), (r), (s), (u) and (w) of this Agreement, as same relate to each Subsidiary of the Company.

                  (y) Company Predecessor. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company, its predecessors, and the Subsidiaries.

                  (z) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

                  (AA) Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

         6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit G. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement. Subscriber agrees that any legal opinions required hereunder or under any other Transaction Documents may be supplied by the Company's in house General Counsel.

         7.1. Conversion of Note.

                  (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

                  (b) Subscriber will give notice of its decision to exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note. "Business day" and "trading day" as employed in the Transaction Documents is a day that the New York Stock Exchange is open for trading for three or more hours.

                  (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber may revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                  (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

         7.2. Mandatory Redemption at Subscriber's Election. In the event (i) the Company is prohibited from issuing Shares, (ii) the Company fails to timely deliver Shares on a Delivery Date, (iii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), (iv) of the liquidation, dissolution or winding up of the Company, or (v) a Change of Control (as defined below) any of which that continues for more than ten days, then at the Subscriber's election, the Company must pay to the Subscriber ten
(10) business days after request by the Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 120%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment. For purposes of this Section 7.2, "Change in Control" shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market, (ii) the Company becoming a Subsidiary of another entity, (iii) a majority of the board of directors of the Company as of the Closing Date no longer serving as directors of the Company except due to natural causes, (iv) if the holders of the Company's Common Stock as of the Closing Date beneficially own at any time after the Closing Date less than forty percent of the Common stock owned by them on the Closing Date, or (v) if the Chief Executive Officer of the Company as of the Closing Date no longer serves as Chief Executive Officer of the Company.

         7.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may waive the conversion limitation described in this
Section 7.3, in whole or in part, upon and effective after 61 days prior written notice to the Company. The Subscriber may decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

         7.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment. Notwithstanding the foregoing, if the Company receives an order restraining it from converting from a court or administration agency of competent jurisdiction, it shall comply without a bond requirement.

         7.5. Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

         7.6 Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be adjusted as described in this Agreement, the Notes and Warrants.

         7.7. Redemption. The Note and Warrants shall not be redeemable or mandatorily convertible except as described in the Note and Warrants.

         8. Finder/Legal Fees.

                  (a) Finder's Commission. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than the one or more entities identified on Schedule 8 hereto, (each a "Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. Each Subscriber's liability hereunder is several and not joint. The Company agrees that it will pay the Finder an aggregate cash fee equal to 10% of the Purchase Price on the Closing Date directly out of the funds held pursuant to the Escrow Agreement ("Finder's Fees"). The Finders will also be paid by the Company in the aggregate, ten percent (10%) of the cash proceeds received by the Company from Warrant exercise ("Warrant Exercise Compensation"). The Warrant Exercise Compensation must be paid by the Company to the Finder within five (5) days after each receipt by the Company of Warrant Exercise cash proceeds. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except the Broker.

                  (b) Finder's Warrants. On the Closing Date, the Company will issue to the Finders, Warrants similar to and carrying the same rights as the Class B Warrants issuable to the Subscribers ("Finder's Warrants") except that the exercise price shall be $0.35 per Warrant Share. The Finder will receive, in the aggregate, ten (10) Finder's Warrants for each one hundred (100) Warrants issuable on the Closing Date to the Subscribers. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation and registration rights made or granted to or for the benefit of the Subscribers are hereby also made by the Company and granted to the holders of the Finder's Warrants. Warrant Exercise Compensation will not be payable in connection with the Finder's Warrants.

                  (c) Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a cash fee of $25,000 ("Legal Fees") (of which $5,000 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "Offering"). The Legal Fees and reimbursement for estimated UCC searches and filing fees (less any amounts paid prior to a Closing Date) will be payable on the Closing Date out of funds held pursuant to the Escrow Agreement.

         9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

                  (a) Stop Orders. The Company will advise the Subscribers, within two hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (b) Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the Bulletin Board is the Principal Market.


                  (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.


                  (d) Filing Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act,
(B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                  (e) Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes set forth on Schedule 9(e) hereto. Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations nor redeem any equity instruments of the Company.

                  (f) Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of the Subscribers from its authorized but unissued common stock, a number of common shares equal to 175% of the amount of Common Stock necessary to allow each Subscriber to be able to convert all Notes issuable pursuant to this Agreement and interest thereon and reserve 100% of the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) for five (5) consecutive business days or fifteen (15) days in the aggregate shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

                  (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                  (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                  (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  (j) Governmental Authorities. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                  (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

                  (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1(iv) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                  (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement or as otherwise required in any other Commission filing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber, only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after each Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Closing is annexed hereto as Exhibit H.

                  (n) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, and as set forth on Schedule 11.1 hereto, the Company will not file any registration statements or amend any already filed registration statement, including but not limited to Forms S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until the expiration of the "Exclusion Period", which shall be defined as the sooner of
(i) the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities (as defined in Section 11.1(i) for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations. The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.

                  (o) Blackout. The Company undertakes and covenants that until the end of the Exclusion Period, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current.

                  (p) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  (q) Limited Standstill. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable standstill agreements ("Limited Standstill Agreements") in the form annexed hereto as Exhibit I, with the parties identified on Schedule 9(q) hereto.

                  (r) Offering Restrictions. Until the expiration of the Exclusion Period and during the pendency of an Event of Default, except for the Excepted Issuances, the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent may be withheld for any reason. For so long as any principal amount of the Notes is outstanding, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.

                  (s) Negative Covenants. So long as any portion of this Note is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:


                                    (i) enter  into,  create,  incur,  assume or
suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to or pari passu with, in any respect, the Company's obligations under the Notes except for debt under the GSO facility of up to seventy million dollars or if such facility is unavailable, then a traditional (non-equity) debt only accounts receivable and inventory financing facility from a conventional institutional United States based financing source;

                                    (ii) amend its certificate of incorporation,
bylaws or its charter documents so as to adversely affect any rights of the Subscriber;

                                    (iii) repay,  repurchase  or offer to repay,
repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, Preferred Stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

                                    (iv)  engage  in any  transactions  with any
officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.


                  (t) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other person or entity to transfer currency or funds out of China or repay any of its obligations under the Transaction Documents. The Company is unaware of any impediment to its compliance with its obligations under the Transaction Documents which impediment derives from the Company's operations in the People's Republic of China.

         10. Covenants of the Company and Subscriber Regarding Indemnification.

                  (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.


                  (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

                  (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

                  (d) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.


         11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                  (i) On one occasion, for a period commencing one hundred and twenty-one (121) days after the Closing Date, but not later than two (2) years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 11.1(iv) hereof, which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten
(10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).


                  (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.


                  (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).


                  (iv) The Company shall file with the Commission a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within thirty (30) calendar days after the Closing Date (the "Filing Date"), and cause to be declared effective not later than one hundred and twenty (120) calendar days after the Closing Date (the "Effective Date"). The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 175% of the Shares issuable upon conversion of all of the Notes issuable to the Subscribers, and 100% of the Warrant Shares issuable pursuant to this Agreement upon exercise of the Warrants and Finder's Warrants (collectively the "Registrable Securities"). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except with the written consent of the Subscriber, or as described on Schedule 11.1 hereto, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the
Registration Statement is declared effective by the Commission ("Actual Effective Date") the Company has registered for unrestricted resale on behalf of the Subscribers fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.

         11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                  (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by
Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before 6:00 PM EST on the same business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

                  (d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) notify the Subscribers within two hours of the Company's becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares; and

                  (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

         11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) due to the action or inaction of the Company the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments,
(D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement or for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the Actual Effective Date (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash or at the Company's election with registered shares of Common stock valued at the Conversion Price in effect on the first trading day of each thirty day or shorter period for which liquidated damages are payable. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this
Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act. The Company acknowledges that it is a Non-Registration Event if the Company does not have sufficient shares as required by this Agreement included in a Registration Statement prior to or after effectiveness of the Registration Statement.

         11.5. Expenses.  All expenses incurred by the Company in complying with
Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

         11.6. Indemnification and Contribution.

                  (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


         11.7. Delivery of Unlegended Shares.

                  (a) Within three (3) business days (such third business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

                  (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                  (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                  (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended

Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  (e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

         12. (a) Right of First Refusal. Until the Registration Statement has been effective for 365 days, the Subscribers shall be given not less than fourteen (14) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital which holders of such securities or debt are not at any time granted registration rights, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described on Schedule 5(d) hereto, (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, (v) the payment of any interest on the Notes and liquidated damages or other damages pursuant to the Transaction Documents, and (vi) as has been described in the Reports or Other Written Information filed with the Commission not later than three Business Days before the Closing Date (collectively the foregoing are "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the fourteen (14) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the fourteen (14) business days following the notice of modification to exercise such right.

                  (b) Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time Notes or Warrants are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be adjusted as provided in the Notes and the Warrants. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the thirtieth (30th) and sixtieth (60th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

                  (c) Paid In Kind. The Subscriber may demand that some or all of the sums payable to the Subscriber pursuant to Sections 7.1(c), 7.2, 7.5, 11.4, 11.7(c), 11.7(d) and 11.7(e) that are not paid within ten business days of the required payment date be paid in shares of Common Stock valued at the Conversion Price in effect at the time Subscriber makes such demand or, at the Subscriber's election, at such other valuation described in the Transaction Documents. In addition to any other rights granted to the Subscriber herein, the Subscriber is also granted the registration rights set forth in Section 11.1(ii) hereof in relation to the aforedescribed shares of Common Stock.

                  (d) Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a), 12(b) and 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.


         13. Miscellaneous.

                  (a)  Notices.  All  notices,  demands,   requests,   consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101, Attn:
Norbert Sporns, CEO, telecopier: (450) 465-7348, with a copy by telecopier only to: Joseph Emas, Esq., 1224 Washington Avenue, Miami Beach, FL 33139, telecopier: (305) 531-1274, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Finder, to: the address and telecopier number set forth on
Schedule 8 hereto.

                  (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the

Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                  (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                  (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (e) Specific Enforcement, Consent to Jurisdiction. To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (f) Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

                  (g) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.


                  (h) As used in the Agreement, "consent of the Subscribers" or similar language means the consent of holders of not less than 75% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

                  (i) No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
                                        a Delaware corporation




                                        By:_____________________________________
                                           Name:  Norbert Sporns
                                           Title: CEO

                                        Dated: January __, 2006



--------------------------------------------------------------------------------
SUBSCRIBER                 NOTE               CLASS A           CLASS B
                           PRINCIPAL          WARRANTS          WARRANTS
-------------------------  -----------------  ----------------  ----------------








____________________________
(Signature)
By:

--------------------------------------------------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES



Exhibit A                  Form of Note

Exhibit B                  Form of Warrant

Exhibit C                  Escrow Agreement

Exhibit D                  Form of Security Agreement

Exhibit E                  Form of Guaranty Agreement

Exhibit F                  Form of Collateral Agent Agreement

Exhibit G                  Form of Legal Opinion

Exhibit H                  Form of Form 8-K or Public Announcement

Exhibit I                  Limit Standstill Agreement

Schedule 5(a)              Subsidiaries

Schedule 5(d)     Additional Issuances / Capitalization

Schedule 5(q)     Undisclosed Liabilities

Schedule 5(v)              Transfer Agent

Schedule 8                 Finder

Schedule 9(e)              Use of Proceeds

Schedule 9(q)     Limited Standstill Agreement Providers

Schedule 11.1     Other Registrable Securities

                                    EXHIBIT A

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


Principal $_______________                          Issue Date: January __, 2006



SECURED CONVERTIBLE PROMISSORY NOTE

         FOR VALUE RECEIVED, HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to _____________, _____________________________, (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of [_______________] Dollars ($___________) ("Principal Amount"), with simple and unpaid interest thereon, on January ____, 2008 (the "Maturity Date"), if not sooner paid.


         This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower, the Holder and certain other holders (the "Other Holders") of secured convertible promissory notes (the "Other Notes"), dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                   INTEREST; AMORTIZATION; SECURITY AGREEMENT

         1.1. Interest Rate. Subject to Section 6.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of eight percent (8%). Interest on the Principal Amount shall accrue from the date of this Note and shall be payable, in arrears, together with Principal Amount payments as described below and on the Maturity Date, whether by acceleration or otherwise.

         1.2. Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount and interest of this Note shall commence on the third month anniversary date of this Note and on the same day of each month thereafter (each a "Repayment Date") until the Principal Amount and interest have been repaid in full, whether by the payment of cash or by the conversion of such Principal amount and interest into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date the Borrower shall make payments to the Holder in the amount of 4.545 percent of the initial Principal Amount, all interest accrued on the Note as of the Repayment Date and any other amounts which are then owing under this Note that have not been paid (collectively, the "Monthly Amount"). Amounts of conversions of Principal Amount and interest made by the Holder or Borrower pursuant to Section
2.1 or Article III, and amounts converted pursuant to Section 2.3 of this Note shall be applied first against outstanding fees and damages, then against accrued interest on the Principal Amount and then to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount, interest and any other sum arising under the Subscription Agreement that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

         1.3. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within ten (10) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) automatically be increased to fifteen percent (15%).

                                   ARTICLE II

                              CONVERSION REPAYMENT

         2.1.  Payment of  Monthly  Amount in Cash or Common  Stock.  Subject to
Section 3.2 hereof, the Borrower, at the Borrower's election, shall pay the Monthly Amount (i) in cash in an amount equal to 110% of the Principal Amount component of the Monthly Amount and 100% of all other components of the Monthly Amount, within three (3) business days after the applicable Repayment Date, or
(ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or
(B) seventy-five percent (75%) of the volume weighted average price of the common stock as reported by Bloomberg L.P. using the AQR function for the Principal Market ("VWAP") for the five trading days preceding the date a Notice of Conversion, if any, [as described in Section 3(a)] is given to the Borrower by Holder after Borrower notifies Holder of its election to pay the Monthly Amount with shares of Common Stock pursuant to the following sentence. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 P.M., New York City time on the twenty-second trading day preceding a Repayment Date notifying Holder of Borrower's election to pay the Monthly Redemption Amount in cash or Common Stock. The Notice must state the amount of cash to be paid and include supporting calculations. If the Borrower elects to pay the Monthly Amount with Common Stock and if the Holder does not give Notice of Conversion then the Repayment Date shall be deemed the Conversion Date and the Conversion Price shall be 75% of the VWAP for the five trading days preceding the Repayment Date. Amounts paid with shares of Common Stock must be delivered to the Holder as described in Section 3.3(b). Elections by the Borrower must be made to all Other Holders in proportion to the relative Note principal held by the Holder and the Other Holders. If such notice is not timely sent or if the Monthly Redemption Amount is not timely delivered, then Holder shall have the right, instead of the Company, to elect at any time from when such notice was required to be given until the applicable Repayment Date whether to be paid in cash or Common Stock. Such Holder's election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note.

         2.2.  No  Effective  Registration.   Notwithstanding  anything  to  the
contrary herein, no amount payable hereunder may be paid in shares of Common Stock by the Borrower without the Holder's consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the 1933 Act, and (b) no Event of Default hereunder (or an event that with the passage of time or the giving of notice could become an Event of Default), exists and is continuing, unless such event or Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

         2.3. Optional Redemption of Principal Amount. Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred and twenty percent (120%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption"). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be thirty
(30) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower's failure may be deemed by Holder to be a non-curable Event of Default.

A Redemption Notice may be given only at a time a Registration Statement is effective. A Notice of Redemption may not be given nor may the Borrower effectuate a Redemption without the consent of the Holder, if at any time during the Redemption Period an Event of Default or an Event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred or the Registration Statement registering the Registrable Securities is not effective each day during the Redemption Period.

                                   ARTICLE III

                                CONVERSION RIGHTS

         3.1. Holder's Conversion Rights. Subject to Section 3.2, the Holder shall have the right, but not the obligation at all times, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, into shares of Common Stock, subject to the terms and conditions set forth in this
Article III at the rate of $0.30 per share of Common Stock ("Fixed Conversion Price") as same may be adjusted pursuant to this Note and the Subscription Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3. After the occurrence of an Event of Default, the Fixed Conversion Price shall be the lesser of the Fixed Conversion Price or 75% of the VWAP for the five trading days prior to a Conversion Date.

         3.2. Conversion Limitation. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 3.2 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 3.2, in whole or in part, upon and effective after 61 days prior written notice to the Borrower. The Holder may allocate decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

         3.3. Mechanics of Holder's Conversion.

                  (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

                  (b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower's transfer agent and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Borrower or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date.

         3.4. Conversion Mechanics.

                  (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

                  (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                                    A.  Merger,  Sale  of  Assets,  etc.  If the
Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                                    B. Reclassification, etc. If the Borrower at
any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                                    C. Stock Splits, Combinations and Dividends.
If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                    D. Share  Issuance.  So long as this Note is
outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

                  (c)  Whenever  the  Conversion  Price is adjusted  pursuant to
Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

         3.5. Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.


         3.6 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                                   ARTICLE IV

                                SECURITY INTEREST

         4. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. TO THE EXTENT PERMITTED BY LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C.
SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

                                    ARTICLE V

                                EVENTS OF DEFAULT

         The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

         5.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of five (5) business days after the due date.

         5.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or other Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

         5.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

         5.4 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

         5.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

         5.6 Non-Payment. The Borrower shall have received a notice of default, which remains uncured for a period of more than thirty (30) business days, on the payment of any one or more debts or obligations aggregating in excess of Two Hundred Thousand Dollars (US $200,000.00) beyond any applicable grace period;

         5.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within sixty (60) days of initiation.

         5.8 Delisting. Failure of the Common Stock to be quoted or listed on the OTC Bulletin Board ("Bulletin Board") or other Principal Market; failure to comply with the requirements for continued listing on the Bulletin Board for a period of seven consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

         5.9 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

         5.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Subscription Agreement, and, if requested by Borrower, a replacement Note, and such failure continues for a period of three
(3) business days after the due date.

         5.11 Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement.

         5.12 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty days prior written notice to the Holder.

         5.13 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         6.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101, Attn:
Norbert Sporns, CEO, telecopier: (450) 465-7348, with a copy by telecopier only to: Joseph Emas, Esq., 1224 Washington Avenue, Miami Beach, FL 33139, telecopier: (305) 531-1274, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

         6.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

         6.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

         6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

         6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         6.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         6.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

         6.10 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of January, 2006.


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.


                                        By:________________________________
                                           Name:
                                           Title:

WITNESS:


____________________________

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by HQ Sustainable Maritime Industries, Inc. on January ____, 2006 into Shares of Common Stock of HQ
Sustainable Maritime Industries, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of HQ Sustainable Maritime Industries, Inc.


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

                                    EXHIBIT B

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase  ________ shares of Common
                                    Stock of HQ Sustainable Maritime Industries,
                                    Inc. (subject to adjustment as provided herein)

                      CLASS A COMMON STOCK PURCHASE WARRANT

No. 2006-A-001                                      Issue Date: January __, 2006

         HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value _______________________ or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third (3rd) anniversary of the Issue Date (the "Expiration Date"), ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.35. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated January ___, 2006, entered into by the Company and Holders of the Warrants.


         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a)  The  term  "Company"   shall  include  HQ   Sustainable   Maritime
Industries, Inc. and any corporation which shall succeed or assume the obligations of HQ Sustainable Maritime Industries, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1. Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                                    (a) If the Company's  Common Stock is traded
on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                                    (b) If the  Company's  Common  Stock  is not
traded on an  exchange  or on the  NASDAQ  National  Market  System,  the NASDAQ
SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                                    (c) Except as  provided in clause (d) below,
if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                                    (d) If the Determination Date is the date of
a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.


                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. Trustee for Warrant Holders. In the event that a qualified bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

                  1.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

        2. Cashless Exercise.

                  (a) Except as described below, if a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then commencing one year after the Issue Date, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by cashless exercise in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                            X=Y (A-B)
                            A

                  Where    X=       the  number of shares of Common  Stock to be
                                    issued to the holder

                           Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                           B= Purchase Price (as adjusted to the date of such calculation)

                  (c) The Holder may employ the cashless exercise feature described in Section (b) above commencing one year after the Issue Date and only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement. For purposes of Rule 144 promulgated under the 1933

Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3. Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable in accordance with Section 3.1 by the Holder of the Warrants upon their exercise after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may decide whether to convert a Series A Preferred Stock or exercise this Warrant to achieve an actual 4.99% ownership position.

         11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. Warrant Exercise Compensation. The Company has agreed to pay to the Finder identified on Schedule 8 to the Subscription Agreement ("Finder") Warrant Exercise Compensation as described in the Subscription Agreement equal to ten percent (10%) of the cash proceeds payable to the Company upon exercise of the Warrant. The Warrant Exercise Compensation will be paid by the Company to the Finder not later than the fifth (5th) business day after the Company receives cash proceeds from the exercise of this Warrant. The Holder of the Warrant has no obligation or responsibility to pay Warrant Exercise Compensation

         14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection
(ii) above. The addresses for such communications shall be: (i) if to the Company to: HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101, Attn: Norbert Sporns, CEO, telecopier: (450) 465-7348, with a copy by telecopier only to: Joseph Emas, Esq., 1224 Washington Avenue, Miami Beach, FL 33139, telecopier: (305) 531-1274, (ii) if to the Holder, to the addresses and telecopier number set forth in the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Finder, to: the address and telecopier number set forth on Schedule 8 to the Subscription Agreement.

         15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



                                        By:
                                           Name:
                                           Title:






Witness:

                                    Exhibit A
                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or ___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):
___ $__________ in lawful money of the United States; and/or ___ the cancellation of the Warrant to the extent necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________ whose address is
________________________________________________________________________________
________________________________________________________________________________
Number of Shares of Common  Stock  Beneficially  Owned on the date of  exercise:
Less than five percent (5%) of the outstanding Common Stock of HQ Sustainable Maritime Industries, Inc.

The undersigned represents and warrants that the representations and warranties in Section 4 of the Subscription Agreement (as defined in this Warrant) are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           (Signature must conform to name of holder as
                                    specified on the face of the Warrant)



                                    (Address)

                                    Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT

                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of HQ SUSTAINABLE MARITIME INDUSTRIES, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of HQ SUSTAINABLE MARITIME INDUSTRIES, INC. with full power of substitution in the premises.

--------------------- ------------------------------- --------------------------
Transferees           Percentage Transferred          Number Transferred
--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------


Dated:  ______________, ___________ (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:


         (Name)
                                    (address)

ACCEPTED AND AGREED:
[TRANSFEREE]
                                    (address)


         (Name)
















THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HQ SUSTAINABLE MARITIME INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase  ________ shares of Common
                                    Stock of HQ Sustainable Maritime Industries,
                                    Inc. (subject to adjustment as provided herein)

                      CLASS B COMMON STOCK PURCHASE WARRANT

No. 2006-B-001                                      Issue Date: January __, 2006

         HQ SUSTAINABLE MARITIME INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, _________________, ______________________________________ or its
assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the Issue Date (the "Expiration Date"), ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.40. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated January ___, 2006, entered into by the Company and Holders of the Warrants.


         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include HQ Sustainable Maritime Industries, Inc. and any corporation which shall succeed or assume the obligations of HQ Sustainable Maritime Industries, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1. Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                                    (a) If the Company's  Common Stock is traded
on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                                    (b) If the  Company's  Common  Stock  is not
traded on an  exchange  or on the  NASDAQ  National  Market  System,  the NASDAQ
SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                                    (c) Except as  provided in clause (d) below,
if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                                    (d) If the Determination Date is the date of
a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.


                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. Trustee for Warrant Holders. In the event that a qualified bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

                  1.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2. Cashless Exercise.

                  (a) Except as described below, if a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then commencing one year after the Issue Date, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by cashless exercise in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                            X=Y (A-B)
                            A

                  Where    X=       the  number of shares of Common  Stock to be
                                    issued to the holder

                           Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                           B= Purchase Price (as adjusted to the date of such calculation)

                  (d) The Holder may employ the cashless exercise feature described in Section (b) above commencing one year after the Issue Date and only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement. For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3. Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable in accordance with Section 3.1 by the Holder of the Warrants upon their exercise after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may decide whether to convert a Series A Preferred Stock or exercise this Warrant to achieve an actual 4.99% ownership position.

         11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. Warrant Exercise Compensation. The Company has agreed to pay to the Finder identified on Schedule 8 to the Subscription Agreement ("Finder") Warrant Exercise Compensation as described in the Subscription Agreement equal to ten percent (10%) of the cash proceeds payable to the Company upon exercise of the Warrant. The Warrant Exercise Compensation will be paid by the Company to the Finder not later than the fifth (5th) business day after the Company receives cash proceeds from the exercise of this Warrant. The Holder of the Warrant has no obligation or responsibility to pay Warrant Exercise Compensation

         14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection
(ii) above. The addresses for such communications shall be: (i) if to the Company to: HQ Sustainable Maritime Industries, Inc., 1511 Third Avenue, Suite 788, Seattle, Washington 98101, Attn: Norbert Sporns, CEO, telecopier: (450) 465-7348, with a copy by telecopier only to: Joseph Emas, Esq., 1224 Washington Avenue, Miami Beach, FL 33139, telecopier: (305) 531-1274, (ii) if to the Holder, to the addresses and telecopier number set forth in the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Finder, to: the address and telecopier number set forth on Schedule 8 to the Subscription Agreement.

         15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



                                        By:
                                           Name:
                                           Title:






Witness:

                                    Exhibit A
                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___       ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):
___ $__________ in lawful money of the United States; and/or ___ the cancellation of the Warrant to the extent necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________ whose address is
________________________________________________________________________________
________________________________________________________________________________
Number of Shares of Common  Stock  Beneficially  Owned on the date of  exercise:
Less than five percent (5%) of the outstanding Common Stock of HQ Sustainable Maritime Industries, Inc.

The undersigned represents and warrants that the representations and warranties in Section 4 of the Subscription Agreement (as defined in this Warrant) are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           (Signature must conform to name of holder as
                                    specified on the face of the Warrant)



                                    (Address)

                                    Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of HQ SUSTAINABLE MARITIME INDUSTRIES, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of HQ SUSTAINABLE MARITIME INDUSTRIES, INC. with full power of substitution in the premises.

--------------------- ------------------------------- --------------------------
Transferees           Percentage Transferred          Number Transferred
--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------

--------------------- ------------------------------- --------------------------


Dated:  ______________, ___________ (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:


         (Name)
                                    (address)

ACCEPTED AND AGREED:
[TRANSFEREE]
                                    (address)


         (Name)

                                    EXHIBIT C


                             FUNDS ESCROW AGREEMENT


         This Agreement is dated as of the ____ day of January, 2006 among HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                              W I T N E S S E T H:

         WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of secured promissory notes ("Notes") and Warrants for an aggregate purchase price of up to $10,000,000 in the amounts set forth on Schedule A hereto; and

         WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                  (b) "Closing Date" shall have the meaning set forth in Section 1 of the Subscription Agreement;


                  (c) "Collateral Agent Agreement" shall have the meaning set forth in Section 3 of the Subscription Agreement;


                  (d) "Escrowed Payment" means an aggregate payment of up to $10,000,000 of Purchase Price;


                  (e) "Finder" shall mean the entity identified on Schedule 8 to the Subscription Agreement;


                  (f) "Finder's Fee" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;


                  (g)  "Finder's  Warrants"  shall have the meaning set forth in
Section 8(b) of the Subscription Agreement;


                  (h) "Guaranty" shall have the meaning set forth in Section 3 of the Subscription Agreement;

                  (i) "Legal Fees" shall have the meaning set forth in Section 8(c) of the Subscription Agreement;

                  (j) "Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;


                  (k) "Notes" shall have the meaning set forth in Section 1 of the Subscription Agreement;

                  (l) "Purchase Price" shall mean up to $10,000,000;

                  (m) "Security  Agreement"  shall have the meaning set forth in
Section 3 of the Subscription Agreement;

                  (n) "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes and Warrants;

                  (o) "Warrants" shall have the meaning set forth in Section 2 of the Subscription Agreement;


                  (p) Collectively, the executed Subscription Agreement, Notes, Legal Opinion, Warrants, Finder's Warrants, Finder's Fee, Collateral Agent Agreement, Guaranty and Security Agreement are referred to as "Company Documents"; and

                  (q) Collectively, the Escrowed Payment and the executed Subscription Agreement are referred to as "Subscriber Documents".

         1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

         1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1. Company Deliveries. On or before the Closing Date, the Company shall deliver the Company Documents to the Escrow Agent.

         2.2. Subscriber Deliveries. On or before the Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber's portion of the Purchase Price and the executed Subscription Agreement. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

                                 Citibank, N.A.
                                 1155 6th Avenue
                             New York, NY 10036, USA
                             ABA Number: 0210-00089
              For Credit to: Grushko & Mittman, IOLA Trust Account
                            Account Number: 45208884

         2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

         3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

                  (a) On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscriber and release the Subscriber Documents to the Company except that: (i) the Finder's Fee and Finder's Warrants will be released to the Finder; (ii) the Legal Fees will be released to the Subscriber's attorneys; and (iii) the Security Agreement, Guaranty and Collateral Agent Agreement will also be released to the Collateral Agent.

                  (b) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

                  (c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

                  (d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

         3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.


                  (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.


                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

         5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)      If to the Company, to:

                           HQ Sustainable Maritime Industries, Inc.
                           1511 Third Avenue, Suite 788
                           Seattle, Washington 98101
                           Attn: Norbert Sporns, CEO
                           Fax: (450) 465-7348

         With a copy by telecopier only to:

                           Joseph Emas, Esq.
                           1224 Washington Avenue
                           Miami Beach, FL 33139
                           Fax: (305) 531-1274

(b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto


(c)      If to the Escrow Agent, to:

                           Grushko & Mittman, P.C.
                           551 Fifth Avenue, Suite 1601
                           New York, New York 10176
                           Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, each Subscriber shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

         5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                                         HQ SUSTAINABLE MARITIME
                                                         INDUSTRIES, INC.
                                                         the "Company"



By:___________________________






___________________________                          ___________________________
DOUBLE U MASTER FUND, L.P.                           "Subscriber"
"Subscriber"


___________________________                          ___________________________
"Subscriber"                                         "Subscriber"



___________________________                          ___________________________
"Subscriber"                                         "Subscriber"


                                  ESCROW AGENT:

                                                     ___________________________
                                                     GRUSHKO & MITTMAN, P.C.

                      SCHEDULE A TO FUNDS ESCROW AGREEMENT


------------------------------------ -------------------------------------------
SUBSCRIBER                           PURCHASE PRICE
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
TOTAL
------------------------------------ -------------------------------------------

                                    EXHIBIT D
                               SECURITY AGREEMENT

1.       Identification.

         This Security Agreement (the "Agreement"), dated as of January ____, 2006, is entered into by and between HQ Sustainable Maritime Industries, Inc., a Delaware corporation ("Parent"), Jade Profit Investment Limited, a British Virgin Islands limited liability corporation, Hainan Quebec Ocean Fishing Co., Ltd., a People's Republic of China limited liability corporation, Sealink Wealth Limited, a British Virgin Island corporation, Hainan Jiahua Marine Bio-Products Co., Ltd., a limited liability company existing in China (each a "Guarantor" and together with Parent, each a "Debtor" and collectively the "Debtors"), and Barbara R. Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2.       Recitals.

         2.1 The Lenders have made, are making and will be making loans to Parent (the "Loans"). It is beneficial to each Debtor that the Loans were made and are being made.

         2.2 The Loans are and will be evidenced by certain convertible promissory notes (each a "Convertible Note") issued by Parent on or about the date of and after the date of this Agreement pursuant to subscription agreements (each a "Subscription Agreement") to which Parent and Lenders are parties. The Notes are further identified on Schedule A hereto and were and will be executed by Parent as "Borrower" or "Debtor" for the benefit of each Lender as the "Holder" or "Lender" thereof. Schedule A hereto may be amended to include such other Lenders who become parties hereto and sign this Agreement, the Collateral Agent Agreement and any other agreement reasonably requested by the Collateral Agent, who will have purchased Notes pursuant to the Subscription Agreement.

         2.3 In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtors to Lenders arising under the Transaction Documents (as defined in the Subscription Agreement), and any other agreement between or among them (collectively, the "Obligations"), each Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by Lenders to Debtor made pursuant to the Subscription Agreement.

         2.4 The Lenders have appointed Barbara R. Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about January ____, 2006 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

         2.5 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.       Grant of General Security Interest in Collateral.

         3.1 As security for the Obligations of Debtors, each Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

         3.2 "Collateral" shall mean all of the following property of Debtors:

(A) All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:


                  (i) All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtors, as well as agreements or property securing or relating to any of the items referred to above;


                  (ii) Goods: All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of goods, including, but not limited to:

                           (a) All  Inventory,  wherever  located,  whether  now
owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtors' business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to any Debtor by its customers or repossessed by any Debtor and all of Debtors' right, title and interest in and to the foregoing (including all of a Debtor's rights as a seller of goods);


                           (b) All  Equipment and  fixtures,  wherever  located,
whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtors' rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);


                  (iii) Property: All now owned and hereafter acquired right, title and interests of Debtors in, to and in respect of any other personal property in or upon which a Debtor has or may hereafter have a security interest, lien or right of setoff;


                  (iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtors, any computer service bureau or other third party; and

                  (v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

         (B) All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of the following:

                  (i) the shares of stock, partnership interests, member interests or other equity interests at any time and from time to time acquired by Debtors of any and all entities now or hereafter existing, (such entities, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), the certificates representing such shares, partnership interests, member interests or other interests all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

                  (ii) all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtors, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

                  (iii) all security entitlements of Debtors in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by a Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).


Notwithstanding anything to the contrary contained herein or any Transaction Document, Collateral shall not include any personal property which is, or at the time of a Debtor's acquisition thereof shall be subject to a purchase money mortgage or other purchase money lien or security interest (including capital leases).

         3.3 The Collateral Agent is hereby specifically authorized, after the Maturity Date (defined in the Notes) accelerated or otherwise, or after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4.       Perfection of Security Interest.

         4.1 Each Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements. The Collateral Agent is instructed to prepare and file at each Debtor's cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to the State of Delaware. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

         4.2 The Parent shall deliver to Collateral Agent promptly stock certificates representing all of the shares of outstanding capital stock of the Guarantor (the "Securities"). All such certificates shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Collateral Agent.

         4.3 All other certificates and instruments constituting Collateral from time to time required to be pledged to Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of Debtors. All such certificates and instruments shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtors shall cause Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Collateral Agent with respect to such securities without further consent by Debtors. If any Collateral consists of security entitlements, Debtors shall transfer such security entitlements to Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Collateral Agent without further consent by Debtors.

         4.4 Within five (5) days after the receipt by a Debtor of any Additional Collateral, a Pledge Amendment, duly executed by such Debtor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to Collateral Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement. Each Debtor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder constitute Collateral.

         4.5 If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Collateral Agent, shall segregate it from Debtor's other property and shall deliver it forthwith to Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

5.       Distribution.

         5.1 So long as no Event of Default exists, Debtors shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

         5.2. At any time an Event of Default exists or has occurred, all rights of Debtors, upon notice given by Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to
Section 5.1, shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

         5.3 All dividends, distributions, interest and other payments which are received by Debtors contrary to the provisions of Section 5.2 shall be received in trust for the benefit of Collateral Agent as security and Collateral for payment of the Obligations shall be segregated from other funds of Debtors, and shall be forthwith paid over to Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

6.       Further Action By Debtors; Covenants and Warranties.

         6.1 Collateral Agent at all times shall have a perfected security interest in the Collateral, the Securities, Additional Collateral (the "Perfected Collateral"). Each Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent. Each Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent's or Lenders' security interests therein.

         6.2 Other than in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (with the consent of the Collateral Agent) or which has become obsolete or is of inconsequential in value, each Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent other than a transfer of the Collateral to a wholly-owned subsidiary or to another Debtor on prior notice to Collateral Agent, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtors to evidence or effectuate the same.

         6.3 Each Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Collateral Agent or its representatives free and complete access to the Collateral and all of such Debtor's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

         6.4 Each Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

         6.5 Debtors will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement in any material respect.

         6.6 Each Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. Debtors shall make the Collateral Agent a loss payee thereon to the extent of its interest in the Collateral. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed each Debtor's attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

         6.7 Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor. Upon Debtor's failure to do so, all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount from the dates of such expenditures until paid.

         6.8 Upon the request of Collateral Agent, Debtors will furnish to Collateral Agent within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtors securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, each Debtor hereby agrees to cause the insurance policies required hereby to be carried by such Debtor, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

         6.9 Each Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

         6.10  Debtors  represent  and warrant that they are the true and lawful
exclusive   owners  of  the  Collateral,   free  and  clear  of  any  liens  and
encumbrances.

         6.11 Each Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent, except to a subsidiary organized and located in the United States on prior notice to Collateral Agent provided the Collateral remains subject to the security interest herein described.

         6.12 Each Debtor shall cause each Subsidiary of such Debtor in existence on the date hereof and each Subsidiary not in existence on the date hereof to execute and deliver to Collateral Agent promptly and in any event within 10 days after the formation, acquisition or change in status thereof (A) a guaranty guaranteeing the Obligations and (B) if requested by Collateral

Agent, a security and pledge agreement substantially in the form of this Agreement together with (x) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary, (y) undated stock powers executed in blank with signatures guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. Annex I annexed hereto contains a list of all Subsidiaries of the Debtors as of the date of this Agreement.

7.       Power of Attorney.

         At any time an Event of Default exists or has occurred, each Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of such Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.       Performance By The Collateral Agent.

         If a Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtors as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9.       Event of Default.

         An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Notes, the Subscription Agreement, and any other agreement to which Debtor and a Lender are parties. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents (as defined in the Subscription Agreement) shall be an Event of Default hereunder and an "Event of Default" as defined in the Notes, and Subscription Agreement.

10.      Disposition of Collateral.

         Upon and after any Event of Default which is then continuing,

         10.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

         10.2 If any notice to Debtors of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which Debtors agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtors of the time and place of any sale of Collateral which Debtors hereby agree may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

         10.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

         10.4 All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtors shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to Debtors shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's pro rata portion of the purchase price with sums owed to such Lender by Debtors arising under the Obligations or any other source.

11. Waiver of Automatic Stay. Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or Lenders may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Debtor EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, Debtor EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel. Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12.      Miscellaneous.

         12.1 Expenses. Debtors shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtors to perform and observe any agreements of Debtors contained herein which are performed by the Collateral Agent.

         12.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtors therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

         12.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

         To Debtors:                    HQ Sustainable Maritime Industries, Inc.
                                        1511 Third Avenue, Suite 788
                                        Seattle, Washington 98101
                                        Attn: Norbert Sporns, CEO
                                        Fax: (450) 465-7348

         With a copy by telecopier only to:

                                         Joseph Emas, Esq.
                                         1224 Washington Avenue
                                         Miami Beach, FL 33139
                                         Fax: (305) 531-1274


         To Lenders:                    To the addresses and telecopier numbers
                                        set forth on Schedule A


         To the Collateral Agent:       Barbara R. Mittman, Esq.
                                        Grushko & Mittman, P.C.
                                        551 Fifth Avenue, Suite 1601
                                        New York, NY 10176
                                        Fax: (212) 697-3575

         With a copy by telecopier only to:

                                        Grushko & Mittman, P.C.
                                        551 Fifth Avenue, Suite 1601
                                        New York, New York 10176
                                         Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

         12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon each Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

         12.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

         12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against a Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

         12.7 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

         12.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

13. Intercreditor Terms. As between the Lenders, any distribution under paragraph 10.4 shall be made proportionately based upon the remaining principal amount (plus accrued and unpaid interest) to each as to the total amount then owed to the Lenders as a whole. The rights of each Lender hereunder are pari passu to the rights of the other Lenders hereunder. Any recovery hereunder shall be shared ratably among the Lenders according to the then remaining principal amount owed to each (plus accrued and unpaid interest) as to the total amount then owed to the Lenders as a whole.

14. Termination; Release. When the Obligations have been indefeasibly paid and performed in full or all outstanding Convertible Notes have been converted to common stock pursuant to the terms of the Convertible Notes and the Subscription Agreements, this Agreement shall terminated, and the Collateral

Agent, at the request and sole expense of the Debtors, will execute and deliver to the Debtors the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement, and duly assign, transfer and deliver to the Debtors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, including, without limitation, Securities and any Additional Collateral, as may be in the possession of the Collateral Agent.

15.      Collateral Agent.

         15.1 Collateral Agent Powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers.

         15.2 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                    "THE COLLATERAL AGENT"
HQ SUSTAINABLE MARITIME INDUSTRIES, INC.    BARBARA R. MITTMAN
a Delaware corporation

By: _____________________________________   ____________________________________

Its: ____________________________________


"SUBSIDIARY"                                "SUBSIDIARY"
JADE PROFIT INVESTMENT LIMITED              HAINAN QUEBEC OCEAN FISHING CO. LTD.
a British Virgin Islands limited            A People's Republic of China limited
liability corporation                       liability corporation


By: _____________________________________   By:_________________________________

Its: ____________________________________   Its: _______________________________


"SUBSIDIARY"                                "SUBSIDIARY"
SEALINK WEALTH LIMITED                      HAINAN JIAHUA MARINE BIO-PRODUCTS
a British Virgin Islands corporation        CO., LTD.
                                            A People's Republic of China limited
                                            liability corporation


By: _____________________________________   By:_________________________________

Its: ____________________________________   Its: _______________________________


                             APPROVED BY "LENDERS":


_________________________________________   ____________________________________


_________________________________________   ____________________________________



        This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

                        SCHEDULE A TO SECURITY AGREEMENT


---------------------------------------------- ---------------------------------
LENDER                                         PURCHASE PRICE
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

                                     ANNEX I

                                       TO

                               SECURITY AGREEMENT

                                PLEDGE AMENDMENT

         This Pledge Amendment, dated _________ __ 200_, is delivered pursuant to Section 4.3 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated January ____, 2006, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Collateral Agent and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.



----------------------- -------------------- ------------------- ---------------
                               Number                              Certificate
Name of Issuer                of Shares             Class           Number(s)
----------------------- -------------------- ------------------- ---------------

----------------------- -------------------- ------------------- ---------------

----------------------- -------------------- ------------------- ---------------

----------------------- -------------------- ------------------- ---------------

----------------------- -------------------- ------------------- ---------------


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.




                                        By:_____________________________________

                                    EXHIBIT E
                                FORM OF GUARANTY


1.       Identification.

         This Guaranty (the "Guaranty"), dated as of January ____, 2006, is entered into by Jade Profit Investment Limited, a British Virgin Islands limited liability corporation, Hainan Quebec Ocean Fishing Co., Ltd., a People's Republic of China limited liability corporation, Sealink Wealth Limited, a British Virgin Island corporation, Hainan Jiahua Marine Bio-Products Co., Ltd., a limited liability company existing in China (each a "Guarantor"), for the benefit of the parties identified on Schedule A hereto (each a "Lender" and collectively, the "Lenders").

2.       Recitals.

         2.1 Guarantor is a direct or indirect subsidiary of HQ Sustainable Maritime Industries, Inc., a Delaware corporation ("Parent"). The Lenders have made, are making and will be making loans to Parent (the "Loans"). Guarantor will obtain substantial benefit from the proceeds of the Loans.

         2.2 The Loans are and will be evidenced by certain convertible promissory notes (each a "Convertible Note" and collectively, the "Convertible Notes") issued by Parent on, about or after the date of this Guaranty pursuant to subscription agreements dated at or about the date hereof ("Subscription Agreements"). The Convertible Notes are further identified on Schedule A hereto and were and will be executed by Parent as "Borrower" or "Debtor" for the benefit of each Lender as the "Holder" or "Lender" thereof.

         2.3 In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Convertible Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Convertible Notes, Subscription Agreements and any other agreement between or among them relating to the foregoing (collectively, the "Obligations"), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty. Obligations include all future advances by Lenders to Parent made by Lenders pursuant to the Subscription Agreement.

         2.4 The Lenders have appointed Barbara R. Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about January ____, 2006 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

3.       Guaranty.


         3.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other Guarantor, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Parent being the "Guaranteed Obligations"), and agrees to pay any and all costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

         3.2 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Convertible Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto. The obligations of

Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other Guarantor or whether Parent or any other Guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: any lack of validity or enforceability of the Convertible Notes or any agreement or instrument relating thereto; any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Convertible Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise; any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.


         3.3 Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders or exhaust any right or take any action against any Borrower or any other person or entity or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         3.4 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, the Subscription Agreements and Convertible Notes, (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Convertible Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

         3.5 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash.

         3.6 Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor's liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4.       Miscellaneous.

         4.1 Expenses. Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

         4.2 Waivers, Amendment and Remedies. No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Majority in Interest (as such term is defined in the Collateral Agent Agreement) or the Lender or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lenders, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

         4.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

         To Parent and
         Guarantor, to:                 HQ Sustainable Maritime Industries, Inc.
                                        1511 Third Avenue, Suite 788
                                        Seattle, Washington 98101
                                        Attn: Norbert Sporns, CEO
                                        Fax: (450) 465-7348

         With a copy by telecopier only to:

                                        Joseph Emas, Esq.
                                        1224 Washington Avenue
                                        Miami Beach, FL 33139
                                        Fax: (305) 531-1274


         To Lenders:                    To the addresses and telecopier numbers
                                        set forth on Schedule A


         To the Collateral Agent:       Barbara R. Mittman, Esq.
                                        Grushko & Mittman, P.C.
                                        551 Fifth Avenue, Suite 1601
                                        New York, NY 10176
                                        Fax: (212) 697-3575

         With a copy to:                Grushko & Mittman, P.C.
                                        551 Fifth Avenue, Suite 1601
                                        New York, New York 10176
                                        Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

         4.4 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders. Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor's request and at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

         4.5 Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

         4.6 Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

         4.7 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when either the Obligations have been indefeasibly paid in cash or all outstanding Convertible Notes have been converted to common stock pursuant to the terms of the Convertible Notes and the Subscription Agreements.

         4.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

"GUARANTOR"                                 "GUARANTOR"
JADE PROFIT INVESTMENT LIMITED              HAINAN QUEBEC OCEAN FISHING CO. LTD.
a British Virgin Islands limited            A People's Republic of China limited
liability corporation                       liability corporation


By: _____________________________________   By:_________________________________

Its: ____________________________________   Its: _______________________________


"GUARANTOR"                                 "GUARANTOR"
SEALINK WEALTH LIMITED                      HAINAN JIAHUA MARINE BIO-PRODUCTS
a British Virgin Islands corporation        CO., LTD.
                                            A People's Republic of China limited
                                            liability corporation


By: _____________________________________   By:_________________________________

Its: ____________________________________   Its: _______________________________



                             APPROVED BY "LENDERS":



________________________________________    ____________________________________


________________________________________    ____________________________________









        This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

                             SCHEDULE A TO GUARANTY


------------------------------------------ -------------------------------------
LENDER                                     PURCHASE PRICE
------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

                                    EXHIBIT F
                           COLLATERAL AGENT AGREEMENT

         COLLATERAL AGENT AGREEMENT (this "Agreement") dated as of January ____, 2006, among Barbara R. Mittman (the "Collateral Agent"), and the parties identified on Schedule A hereto (each, individually, a "Lender" and collectively, the "Lenders"), who hold or will acquire convertible promissory notes issued or to be issued by HQ Sustainable Maritime Industries, Inc. ("Parent"), a Delaware corporation, at or about the date of this Agreement as described in the Security Agreement referred to in Section 1(a) below (collectively herein the "Notes").

         WHEREAS, the Lenders have made, are making and will be making loans to Parent to be secured by certain collateral; and

         WHEREAS, it is desirable to provide for the orderly administration of such collateral by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver such collateral, all upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, it is desirable to allocate the enforcement of certain rights of the Lenders under the Notes for the orderly administration thereof.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.       Collateral.

         (a) Contemporaneously with the execution and delivery of this Agreement by the Collateral Agent and the Lenders, (i) the Collateral Agent has or will have entered into a Security Agreement among the Collateral Agent, Parent and Jade Profit Investment Limited, a British Virgin Islands limited liability corporation, Hainan Quebec Ocean Fishing Co., Ltd., a People's Republic of China limited liability corporation, Sealink Wealth Limited, a British Virgin Island corporation, Hainan Jiahua Marine Bio-Products Co., Ltd., a limited liability company existing in China (each a "Guarantor" and together with Parent, "Debtors") ("Security Agreement"), regarding the grant of a security interest in assets owned by Debtors (such assets are referred to herein and in the Security Agreement as the "Collateral") to the Collateral Agent, for the benefit of the Lenders, (ii) Parent is issuing the Notes to the Lenders pursuant to a "Subscription Agreement" dated at or about the date of this Agreement. Collectively, the Security Agreement and may issue additional Notes pursuant to the Subscription Agreement, the Notes and Subscription Agreement and other agreements referred to therein are referred to herein as "Borrower Documents".

         (b) The Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Borrower Documents. No reference to the Borrower Documents or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

         (c) The Collateral Agent is to distribute in accordance with the Borrower Documents any proceeds received from the Collateral which are distributable to the Lenders in proportion to their respective interests in the Obligations as defined in the Security Agreement.

2.       Appointment of the Collateral Agent.

         The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Borrower Documents), the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Borrower Documents, the exercise of any remedies given to the Collateral Agent pursuant to the Borrower Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreements. Upon disposition of the Collateral in accordance with the Borrower Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with Section 10.4 of the Security Agreement. Lenders must notify Collateral Agent in writing of the issuance of Notes to Lenders by Debtor. The Collateral Agent will not be required to act hereunder in connection with Notes the issuance of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Notes without the written consent of Collateral Agent.

3.       Action by the Majority in Interest.

         (a) Certain Actions. Each of the Lenders covenants and agrees that only a Majority in Interest shall have the right, but not the obligation, to undertake the following actions (it being expressly understood that less than a Majority in Interest hereby expressly waive the following rights that they may otherwise have under the Borrower Documents):

                  (i) Acceleration. If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to Debtors notice to cure such default and/or declare the unpaid principal amount of the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

                  (ii) Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Borrower Documents against Debtors, and such other rights and remedies as are provided by law or equity; and

                  (iii) Waiver of Past Defaults. A Majority in Interest may instruct the Collateral Agent to waive any Event of Default by written notice to Debtors, and the other Lenders.

         (b) Permitted Subordination. A Majority in Interest may instruct the Collateral Agent to agree to subordinate any Collateral to any claim and may enter into any agreement with Debtors to evidence such subordination; provided, however, that subsequent to any such subordination, each Note shall remain pari passu with the other Notes held by the Lenders.

         (c) Further Actions. A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

         (d) Majority in Interest. For so long as any obligations remain outstanding on the Notes, Majority in Interest for the purposes of this Agreement and the Security Agreement shall mean Lenders who hold not less than seventy-five percent (75%) of the outstanding principal amount of the Notes except in relation to Sections 3(a)(i) and 3(a)(ii) when a Majority in Interest shall mean 33% of the outstanding principal amount of the Notes.

4.       Power of Attorney.

         (a) To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

         (b) All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

         (c) This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

5. Expenses of the Collateral Agent. The Lenders shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, reasonable costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties' rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Notes.

6. Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

7.       Duties of the Collateral Agent; Standard of Care.

                  (a) The Collateral Agent's only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

         (b) The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

         (c) Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

8. Resignation. The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral.

9. Exculpation. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person's own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

10. Indemnification. The Lenders hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person's own gross negligence or willful misconduct.

11.      Miscellaneous.

         (a) Rights and Remedies Not Waived. No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent's rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

         (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

         (c) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                  (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LENDER AGREES THAT THIS SECTION 11(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(c) WERE NOT PART OF THIS AGREEMENT.

                  (ii) Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 11(e) hereof. Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

         (d) Admissibility of this Agreement. Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

         (e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party's addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

         In the case of the Collateral Agent, to her at:

         Barbara R. Mittman, Esq.
         Grushko & Mittman, P.C.
         551 Fifth Avenue, Suite 1601
         New York, NY 10176
         Fax: (212) 697-3575

         With a copy to:

         Grushko & Mittman, P.C.
         551 Fifth Avenue, Suite 1601
         New York, New York 10176
         Fax: (212) 697-3575

         In the case of the Lenders, to:

         To the address and telecopier number set forth on Schedule A hereto.

         In the case of Debtors, to:

         HQ Sustainable Maritime Industries, Inc.
         1511 Third Avenue, Suite 788
         Seattle, Washington 98101
         Attn: Norbert Sporns, CEO
         Fax: (450) 465-7348

         With a copy by telecopier only to:

         Joseph Emas, Esq.
         1224 Washington Avenue
         Miami Beach, FL 33139
         Fax: (305) 531-1274

         (f) Amendments and Modification; Additional Lender. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto. Any transferee of a Note who acquires a Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

         (g) Fee. Upon the occurrence of an Event of Default, the Lenders collectively shall pay the Collateral Agent the sum of $10,000 on account, to apply against an hourly fee of $350 to be paid to the Collateral Agent by the Lenders for services rendered pursuant to this Agreement. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed. The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent. Payments required pursuant to this Agreement shall be pari passu to the Lenders' interests in the Notes. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.

         (h) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

         (i) Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

         (j) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

         (k) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

         (l) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

         (m) Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.



"LENDERS"




___________________________________        _____________________________________



___________________________________        _____________________________________





                                           _____________________________________
                                           BARBARA R. MITTMAN - Collateral Agent




Acknowledged:

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



By:__________________________________
   Name:
   Title:








    This Collateral Agent Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

                    SCHEDULE A TO COLLATERAL AGENT AGREEMENT


------------------------------------------ -------------------------------------
LENDER                                     PURCHASE PRICE
------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

------------------------------------------ -------------------------------------

                                    EXHIBIT G






December ___, 2005


TO:      The Subscribers identified on Schedule A hereto:


         We have acted as counsel to HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Company") and its wholly-owned subsidiaries identified on Schedule B hereto (each a "Subsidiary" and collectively "Subsidiaries") in connection with the offer and sale by the Company of up to $10,000,000 principal amount of Convertible Notes (the "Notes") and issuance of Class A Warrants (collectively "Warrants") to the Subscribers identified on Schedule A hereto, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act) as set forth in Regulation D ("Regulation D") promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Subscription Agreement (the "Agreement") by and between the Company and Subscribers entered into at or about the date hereof. The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

         In connection with the opinions expressed herein, I have made such examination of law as I considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, I have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and Subscribers pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. I have also examined originals or copies of certain corporate documents or records of the Company as described below:

         (a)      Form of Agreement
         (b)      Form of Note
         (c)      Form of Common Stock Purchase Warrants (the "Warrants")
         (d)      Funds Escrow Agreement
         (e)      Form of Security Agreement
         (f)      Form of Guaranty Agreement
         (g)      Form of Collateral Agent Agreement
         (h)      Certificate of Incorporation of the Company as amended
         (i)      Bylaws of the Company
         (j)      Minutes of the  action of the  Company's  Board of  Directors,
                  including   unanimous  Board  of  Directors  approval  of  the
                  Documents, a copy of which is annexed hereto.


In rendering this opinion, I have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuiness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Subscribers, and the legal, valid and binding effect thereof on Subscribers; and (g) that the Company and the Purchasers will act in accordance with their respective representations and warranties as set forth in the Documents.

         I am a member of the bar of the State of __________. I express no opinion as to the laws of any jurisdiction other than corporate laws of the State of Delaware, New York, and the federal laws of the United States of

America. I express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

         1. The Company and each Subsidiary are duly incorporated, validly existing and in good standing in the states and jurisdictions of their incorporation; have qualified to do business in each state where required unless the failure to do so would not have a material impact on their operations; and have the requisite corporate power and authority to conduct their business, and to own, lease and operate their properties as presently conducted and as described in the Reports.

         2. The Company and each Subsidiary have the requisite corporate power and authority to execute, deliver and perform their obligations under the Documents. The Documents, and the issuance of the Notes, and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been (a) duly approved by the Board of Directors of the Company, and (b) all such Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

         3. The execution, delivery and performance of the Documents by the Company and each Subsidiary and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

                  (a) violate a material provision of the Certificate of Incorporation or bylaws of the Company or each Subsidiary; or

                  (b) To counsel's knowledge, violate any judgment, decree, order or award of any court binding upon the Company or each Subsidiary.

         4. The Documents constitute the valid and legally binding obligations of the Company and each Subsidiary and are enforceable against the Company and each Subsidiary in accordance with their respective terms.

         5. The Notes, Warrants and the Common Stock issuable upon conversion of the Notes, and exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

         6. The holders of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants will not be subject to the provisions of the anti-takeover statutes of the State of Delaware.

         7. The Subscribers have been granted valid security interests in the Collateral (as defined in each Security Agreement) pursuant to the Documents, enforceable against the Company and each Subsidiary in accordance with their respective terms and provisions, and to the extent such Collateral may be perfected under the NYUCC by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company and Subsidiary, with the Secretary of State of the State of Delaware, those security interests will be perfected in such Collateral to the extent described in those statements.

         8. The Company, each Subsidiary and their Boards of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of their state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers, the Company and each Subsidiary fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company's issuance of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants and the Subscribers' ownership of the Notes, Warrants and Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

         9. The Company has either obtained the approval of the transactions described in the Documents from its shareholders or no such approval is required.

         Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

         B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

         C. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

         This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. I disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                                     Very truly yours,

                           SCHEDULE A TO LEGAL OPINION


-------------------------------------------------- -----------------------------
SUBSCRIBERS                                        PURCHASE PRICE
-------------------------------------------------- -----------------------------

-------------------------------------------------- -----------------------------

-------------------------------------------------- -----------------------------

-------------------------------------------------- -----------------------------
TOTAL
-------------------------------------------------- -----------------------------

                                    EXHIBIT H

HQ Sustainable Maritime Industries Closes on Private Placement of $5.225 Million Thursday January 26, 8:18 am ET


HQSM Positions Itself for Strong Growth in 2006

SEATTLE, WA--(MARKET WIRE)--Jan 26, 2006 -- HQ Sustainable Maritime Industries, Inc. (HQ) (OTC BB:HQSM.OB - News), a leader in zero-toxin integrated aquaculture and aquatic product processing, announced today that it has closed on a private placement offering of $5.225 million, provided by a small group of experienced accredited investors.


Terms and conditions of the financing are included in a Form 8K, which the Company will file forthwith.


The net proceeds will allow the company to directly market and brand its zero-toxin products to U.S. consumers and targeted retail outlets. This is a landmark event in the growth of HQ Sustainable Maritime Industries as it centers in the United States the marketing and sales of its products as well as its corporate offices. The company intends to expand the range of products it markets as it executes the "roadmap" outlined in December 2005 by the Company's Chairman. The Company expects this will have a strong positive impact on both sales and profitability.


Norbert Sporns, CEO of HQSM, said, "We are extremely pleased to receive this financing from such an important group of accredited investors who understand the huge growth potential of the aquaculture markets and HQ's capability of becoming the world market leader in zero-toxin production in this field. Our strong branding, marketing and distribution initiatives in the United States are in place to capitalize on the U.S. market growth and increased consumer awareness of quality toxin free food products."


About HQ Sustainable Maritime Industries Inc.


HQ Sustainable Maritime Industries Inc. is an integrated aquaculture and aquatic product processing company, with operations based in the environmentally pristine island province of Hainan, in the South China Sea. HQ practices cooperative sustainable aquaculture, using nutraceutically enriched feeds and conducting fish processing and sales. The company is dedicated to sustainable zero-toxin methods giving its customers the purest products possible. The Company holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It has recently acquired a nutraceuticals and health products company, which is HACCP certified, and produces and sells products subject to stringent laboratory tests certified by the China Ministry of Health. This plant produces nutraceuticals, which enrich feed used by HQ's cooperative aquaculture operations. In addition to headquarters in Seattle and operational offices based in Haikou, Hainan, HQ has offices in Hong Kong, Beijing, and Shanghai. The current number of shares issued and outstanding as of December 31, 2005 for HQSM are 129,138,555 shares of common stock. (http://www.hqfish.com).


Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."


Consulting For Strategic Growth I, Ltd. ("CFSG") provides HQ Sustainable Maritime Industries, Inc. (HQ) with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG receives a fixed monthly fee for the duration of the agreement. Independent of CFSG's receipt of cash compensation from HQ, CFSG may choose to purchase the common stock of the company and thereafter sell those shares at any time it deems appropriate to do so.


Contact:
     CONTACTS:
     Norbert Sporns
     Chief Executive Officer
     HQ Sustainable Maritime Industries
     Tel: 917-291-3679
     Fax: 450-465-7348
     Email: Email Contact

     Stanley Wunderlich
     Chief Executive Officer
     Consulting for Strategic Growth 1
     Tel: 800-625-2236
     Fax: 212-337-8089
     Email: Email Contact

     Daniel Stepanek
     Media Relations
     Consulting for Strategic Growth 1
     Tel: 212-896-1202
     Fax: 212-697-0910
     Email: Email Contact

_______________________

                                    EXHIBIT I

                          LIMITED STANDSTILL AGREEMENT

         This AGREEMENT (the "Agreement") is made as of the ___ day of January, 2006, by the signatories hereto (each a "Holder"), in connection with his ownership of shares of HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Company").

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.       Background.

         a. Holder is the actual and/or beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company ("Common Stock") and rights to purchase Common Stock designated on the signature page hereto, some or all of which are owned by virtue of Holder's ownership of a note convertible into Common Stock.

         b. Holder acknowledges that the Company has entered into or will enter into an agreement with each subscriber ("Subscription Agreement") to the Company's secured convertible promissory notes and warrants (the "Subscribers"), for the sale to the Subscribers of an aggregate of up to $10,000,000 of principal amount of secured convertible promissory notes and warrants (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the sooner of (i) the end of the Exclusion Period as defined in the Subscription Agreement, or (ii) until less than one-third of the initial issued principal amount of the Notes issued pursuant to the Subscription Agreement is outstanding (the "Restriction Period").

2.       Share Restriction.

         a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof or acquires hereafter during the Restriction Period, other than in connection with an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

         b. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Holder will be subject to the provisions of this Agreement.

         c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or
(iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

3.       Miscellaneous.

         a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

         b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

         c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

         d.  This   Agreement   shall  be  binding   upon   Holder,   its  legal
representatives, successors and assigns.

         e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

         f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement nor to amend or terminate this Agreement without the consent of the Subscribers.

         g. The Subscribers are third party beneficiaries of this Agreement, with right of enforcement.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                        HOLDER:

                                        ________________________________________
                                        (Signature of Holder)

                                        ________________________________________
                                        (Print Name of Holder)

                                        ________________________________________
                                        Number of Shares of Common Stock
                                        Beneficially Owned

                                        ________________________________________
                                        Note Principal Owned on the date of
                                        This Agreement

                                        COMPANY:

                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                                        By:_____________________________________